UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

Tilray, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Rd. Nanaimo, BC, Canada		V9X 1J2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 26, 2020, Tilray, Inc. (“Tilray”) announced that it will permanently shut down its facility at High Park Gardens, a licensed cannabis facility in Leamington, Ontario, operated through its wholly-owned subsidiary Natura Naturals Inc. (“High Park Gardens”). This High Park Gardens closure is a result of changing industry dynamics and evolving business needs. High Park Gardens will close its operations over the next six weeks and such closure is expected to be completed by end of July 2020. As a result of the closure, Tilray expects to realize annualized net savings of approximately $7.5 million (current production costs net of future third- party purchases and ongoing depreciation) and avoid significant ongoing capital expenditures.

Tilray estimates that the closure of High Park Gardens will result in termination costs primarily related to severance of approximately $300,000 to be recorded in 2020. In connection with the permanent shutdown of High Park Gardens, Tilray anticipates non-cash charges related to (i) its property, plant and equipment in relation to placing these assets for sale and valuing such at their fair value less normal selling costs, (ii) inventory in relation to destroying of unharvested flower, and (iii) writing down to nil its intangible assets primarily related to the acquired production license. Tilray expects to recognize non-cash charges ranging from approximately $18.0 million to $28.0 million resulting from these write-downs and impairment charges in the second quarter ending June 30, 2020.

Costs associated with closure activities are based on currently available information and preliminary accounting assessments, and reflect management’s best estimates; accordingly, actual cash costs and non-cash charges and their timing may differ from those stated above.

Item 2.06 Material Impairments.

The information contained in Item 2.05 is hereby incorporated by reference into this Item 2.06.

Forward-Looking Statements

In this Current Report on Form 8-K, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, including statements relating to the optimization of Tilray’s facilities, estimated net savings as well as Tilray’s goal of achieving positive EBITDA by the end of 2020. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment and future approvals and permits. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on May 11, 2020, and subsequent periodic reports, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray, Inc.

Date: June 1, 2020	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer

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